UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐ Definitive Information Statement

DK INVESTOR, INC.
(Name of Registrant As Specified In Charter)

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DK Investor, Inc.
c/o Primary Capital LLC
80 Wall Street, 5th Floor
New York, NY 10005

INFORMATION STATEMENT
(Preliminary)

August 20, 2009

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of DK Investor, Inc.:

The purpose of this letter is to inform you that our majority stockholders holding the voting rights equivalent to 64.49% of the outstanding shares of our common stock executed written consent in lieu of a special meeting approving the amendment to our Articles of Incorporation to change our company name from DK Investor, Inc., (the “Company”)  to Resource Acquisition Group Inc., (the “Name Change”), approving the amendment to increase the number of authorized shares of common stock we may issue from 40,000,000 to 200,000,000 (the “Share Increase”),  authorizing a 1 for 200 reverse stock split of our common stock (the “Reverse Stock Split”), spin-off the operating subsidiary of the Company on a pro rata basis to the shareholders of the Company (the “Spin-Off”), and to authorize the Company’s Board of Directors  to change the Company’s state of incorporation from New York to Nevada (the “State Change”) each an “Action” and collectively the “Actions”  on  August 18, 2009. Our Board of Directors approved the proposed corporate Actions on August 18, 2009.

The accompanying Information Statement which describes the above corporate actions in more detail is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

Under the New York Business Corporations Law and our Articles of Incorporation and By-Laws, stockholder action may be taken by written consent in lieu of a special meeting. Accordingly, the above-described Actions by our Board of Directors and written consent of our majority stockholders are sufficient under the New York Business Corporations Law, our Articles of Incorporation, and our By-Laws. Pursuant to Rule 14c-2 under the Exchange Act, the Actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will first mail this Information Statement to stockholders on or about September 1, 2009.

August 20, 2009

By Order of the Board of Directors of DK Investors, Inc.

By:	/s/ John C. Leo
John C. Leo
Chief Executive Officer

DK INVESTOR, INC.

AUGUST 20, 2009

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN

CONSENT OF STOCKHOLDERS OWNING A MAJORITY OF SHARES OF OUR VOTING SHARES ENTITLED TO VOTE THEREON

COPIES OF COMMUNICATIONS TO:
Anslow & Jaclin, LLP
Attn: Gary S. Eaton, Esq.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Phone: 732-409-1212
Fax: 732-577-1188

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT OR DELIVERED WITH THIS INFORMATION STATEMENT.

THE ACTIONS

Name Change
The amendment to the Articles of Incorporation of DK Investor, Inc., a New York corporation (hereinafter referred to as “the Company,” “we,” “us” or “our”) provides for a change of the Company’s name to Resource Acquisition Group Inc.

See “NAME CHANGE”

Reverse Stock Split	The Company authorizes a 200 for 1 Reverse Stock Split on its outstanding common stock as of the date of August 10, 2009

See “REVERSE STOCK SPLIT”

Share Increase	The Company authorizes an amendment to its Articles of Incorporation increasing its authorized common stock from 40,000,000 to 200,000,000.

See “SHARE INCREASE”

Spin-Off	The spin-off of the Company’s operating subsidiary by issuing shares on a pro rata basis to the Company’s current shareholders.

See “SPIN-OFF”

State Change	Authorizing the Company’s Board of Directors to change the state of incorporation from the state of New York to the state of Nevada

See “STATE CHANGE”

Transfer of certain Liabilities	In conjunction with the Spin Off, certain liabilities will become the obligation of the Spin off.

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board of Directors to notify the corporate actions that the holder of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting. The Actions were taken on August 18, 2009 in accordance with the requirements of New York Law.

Our Board of Directors have determined that the close of business on August 18, 2009 was the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing (i) the change in our name from “DK Investors, Inc.” to “Resource Acquisition Group Inc.”; (ii) approving the amendment to our article of incorporation to increase the number of its authorized shares of common stock we may issue from 40,000,000 to 200,000,000 (iii) a Reverse Stock Split in a ratio of 1 to 200 on our Common Stock; (iv) the spin-off  of the operating subsidiary of the Company  on a pro rata basis to the current shareholders of the Company; and (v) to authorize the Company’s Board of Directors to change the Company’s state of incorporation from New York to Nevada as of August 18, 2009.

Copies of this Information Statement are first being sent on or about September 1, 2009 to the holders of the Record Date of the outstanding shares of our common stock.

No Appraisal Rights

Section 910 of New York Business Corporations Law (“NYBCL”), which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the Actions discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to DK Investor, Inc, at c/o Primary Capital LLC, 80 Wall Street, 5th Floor, New York, NY 10005, (212) 300-0070. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

SHAREHOLDERS ENTITLED TO VOTE

As of August 18, 2009, 13,790,639 shares of our common stock issued and outstanding at the time of the Actions. No other class of stock or other shares were outstanding as of that date.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the Actions.

PROPOSAL I

NAME CHANGE

On August 18, 2009, the holder of shares representing 64.49% of our common stock took action by written consent to change our Company’s name from DK Investor, Inc. to Resource Acquisition Group Inc.

Our Board of Directors has authorized the change in our Company’s name to Resource Acquisition Group Inc. to more correctly reflect our business operations of indentifying and acquiring natural resources.

The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our stock symbol, which is currently "DKII.OB," and our CUSIP number will both change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

We intend to file the Amendment to the Articles of Incorporation with the Secretary of the State of New York promptly after the twentieth day after the date this Information Statement has been sent to stockholders. With the approval of our majority stockholders, the amended Articles will become effective upon their filing with the Secretary of State of New York.

PROPOSAL II

SHARE INCREASE

We are currently authorized by our Certificate of Incorporation to issue 40,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to the Amendment we will increase the number of common shares we are authorized to issue to 200,000,000 shares of common stock, $0.001 par value per share. As of the date the Amendment was approved by our Board and the majority stockholders, there were 13,790,639 shares of our common stock issued and outstanding.

Effective Date of the Share Increase

The Effective Date of the Share Increase (the ‘‘Effective Date’’) will be 5:00 p.m. Eastern Time on the date the Amended and Restated Certificate of Incorporation is accepted and recorded by the New York Secretary of State in accordance with Section 805 of the NYBCL, which is anticipated to be on or after September 22, 2009, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

Reasons for the Share Increase
Our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock or other securities in connection with such potential issuances and such other purposes as the Board determines. The Board believes that the Share Increase will afford the Company greater flexibility in seeking capital and potential acquisition targets. The Board has no immediate plans, understandings, agreement or commitments to issue shares of Common Stock for any purposes.

Effect of the Share Increase

The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

We presently do not have in place provisions which may have an anti-takeover effect. The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock. It may also adversely affect the market price of our common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

PROPOSAL III

REVERSE STOCK SPLIT

GENERAL

The Board approved a resolution to effect a 200-for-1 reverse stock split.  Under this reverse stock split each 200 shares of our Common Stock will be converted automatically into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.  The effective date of the reverse stock split will be on or about September 22, 2009.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF ISSUED AND OUTSTANDING SHARES WILL BE REDUCED ONE HUNDRED-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  The Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from13,790,639  shares as of June 30, 2009 to approximately 68,953  shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
40,000,000	13,790,639	26,209,361

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
200,000,000	68,953	131,047

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 200). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). All odd lot shareholders and fractional shareholders will be rounded up to 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed below, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in order to attract potential investors and conduct a financing.  This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue financing from investors and issue shares of common stock in exchange for the financing.  This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to complete a financing.  The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to have the ability to issue shares and attract investors for a future financing.  The Company currently has no financing agreements pending.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The reverse split will become effective on or about September 22, 2009, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, PacWest Transfer, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the NYBCL in connection with the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

PROPOSAL IV

THE SPIN-OFF OF ALL OF THE COMPANY’S ASSETS AND CERTAIN LIABILITIES TO A SEPARATE ENTITY IN WHICH NORMA FUCHS, THE COMPANY’S FORMER CHAIRMAN, SHALL BE THE CHAIRMAN

The Company's directors propose that, the Company spinout all of its assets and certain liabilities to a separate entity controlled by Norman Fuchs, the former Chairman of DK Investors Inc. Prior to the spin off transaction, Mr. Fuchs has resigned as the Chairman of DK Investors and was appointed Chairman of its subsidiary, SGK Nanostructures (the Spin Off).

Purpose

The Board of Directors has received inquiries from third parties concerning interest in entering into possible acquisition transactions.  In each case, the inquiry was made on behalf of an operating entity interested in the reverse acquisition of a publicly-traded company having no operations or significant assets or liabilities.  None of those third parties expressed an interest in acquiring the Company’s operating subsidiaries or other assets.

The Board of Directors believes it would be prudent and in the best interests of the Company and its shareholders to pursue possible acquisition transactions in which the Company either acquires or is acquired by a financially sound operating entity.  In any such transaction, it is likely that voting control of the Company would be acquired by those in control of such operating entity.  In order to make the Company more attractive for such a potential transaction, the Board of Directors believes it would be prudent to authorize the spinout of all of the Company’s assets and certain liabilities to a separate entity managed by Norman Fuchs, the Company’s former Chairman.

Assets to be spun off into a separate entity:

The Company’s assets consist primarily of:
(1) The Company has no hard assets other then cash in its bank account which will not be part of the spin off
(2) Technology related to two patent applications which are pending

Liabilities to be spun off into a separate entity:

(1) $ 64,246.99 which represents 50% of the current Notes, accrued salary and related expenses due to Mr. Leo
(2) $ 110,000 Note payable due to Nano dynamics
(3) $ 18,541.50 which represents 50% of the accrued salary due to Mr. Zucker
(4) Any and all liabilities related to the busiess of SGK Nanostructures

Wholly-owned Subsidiaries:

SGK Nanostructure

Contact Information

DK Investor, Inc., c/o Primary Capital LLC, 80 Wall Street, 5th Floor, New York, NY 10005

Business Conducted

DK Investor, Inc.’s business involves the commercialization of proprietary technologies and capabilities that we have developed or acquired and are seeking to develop in the field of nanotechnology.  Our strategy is focused around exploiting three key elements: (1) the significant intellectual property protecting the processes, materials, components and devices that we develop or acquire from others, (2) the novel and proprietary materials that we are able to produce at both research and commercial scale, and (3) the nanotechnology-enabled products that we are uniquely able to commercially manufacture. We intend to create value from all three elements, through strategic partnerships, licenses, joint ventures, and, most importantly, the commercial production of materials, products and components.

The name of the spin off company will be SGK Nanostructures

Terms of the Transaction

(i)	Brief Summary of the Transaction

In a spinout, the Company’s assets would be transferred to a separate entity controlled, on a pro rata basis, by the shareholders of DK Investors, in which Norman Fuchs, the former Chairman of DK Investors will become the Chairman of the spin off.  Additionally, certain liabilities will be transferred as well.

(ii)	Consideration Offered to the Security Holders

Owners of the common stock of DK Investors will receive a pro rata distribution in shares on the spin off company SGK Nanostructures.

(iii)	Reasons for Engaging in the Transaction

There are certain advantages and disadvantages of authorizing a transfer of all of the Company’s assets and certain liabilities to SGK Nanostructures as described above.

The advantages include:

-
In pursuing possible transactions with persons or other companies that may be interested in acquiring a publicly traded company without operating subsidiaries, other assets, or liabilities, the Company will be in a position to complete such a transaction.

-
A spinout of all of the Company’s assets and certain liabilities in the manner described will eliminate a substantial portion of the Company’s outstanding debts, liabilities and obligations, including those owed to the Company’s Note holders, employees and potential liabilities to other parties.

-	The liabilities being transferred are proportionally larger and more substantial than the assets which are unproven technologies which will require substantially more investment.

The disadvantages include:

-
Through such a spinout, the Company will not have the option of attempting to sell its assets for their fair market value and the shareholders will not have the ability to share in any liquidation proceeds of such assets to the extent they may exceed the amount of the Company’s outstanding debts, liabilities and obligations.

(iv)	The Vote Required for Approval of the Transaction

The vote which is required to approve the spinout of assets to a separate entity controlled by the shareholders of DK Investors is the affirmative vote of the holders of a majority of our voting stock.

(v)	An Explanation of Any Material Differences in the Rights of Security Holders as a Result of the Transaction, if Material.

The differences in the rights of security holders as a result of the transaction are not material.

(vi)	A Brief Statement as to the Accounting Treatment of the Transaction, if Material.

The accounting treatment of the transaction is not material.

(vii)	The Federal Income Tax Consequences of the Transaction, if Material.

The federal income tax consequences of the transaction are not material.

Regulatory Approval

No federal or state regulatory requirements must be complied with or approval obtained in connection with the Asset Sale.

Reports, Opinions, Appraisals

No reports, opinions or appraisals materially relating to the Asset Sale have been received from an outside party or are referred to in the proxy statement.

Past Contacts, Transactions or Negotiations

Not applicable.

Selected Financial Data of DK Investor, Inc.

	FY Ended 2004		FY Ended 2005		FY Ended 2006	FY Ended 2007	FY Ended 2008
Net Sales or Operating Revenues	$	N/A	$	N/A	$0.00	$0.00	$0.00
Income (Loss) from Continuing Operations		N/A		N/A	(82,833)	(42,609)	(105,354)
Income (Loss) from Continuing Operations per Common Share		N/A		N/A	(0.00)	(0.01)	(0.02)
Total Assets		N/A		N/A	5,280	4,280	5,560
Cash Dividends Declared per Common Share		N/A		N/A	0	0	0

Pro Forma Selected Financial Data

The pro forma selected financial data for the acquiring company is not material.

Pro Forma Information

(i)	Historical and Equivalent Pro Forma per Share Data of the acquiring company

Selected historical and equivalent pro forma per share data of the acquiring company is not material.

(ii)	Historical and Equivalent Pro Forma per Share Data of the Company

	FY Ended 2004		FY Ended 2005		FY Ended 2006		FY Ended 2007		FY Ended 2008
	Historical	Pro-Forma	Historical	Pro-Forma	Historical	Pro-Forma	Historical	Pro-Forma	Historical	Pro-Forma
Book Value per Share
Cash Dividends Declared per Common Share	0	N/A	0	N/A	0	N/A	0	N/A	0	N/A
Income (Loss) from Continuing Operations per Common Share	0	N/A	0	N/A	(0.00)	N/A	(0.01)	N/A	(0.02)	N/A

Limitations

The Company has not sought an appraisal of its assets or made any determinations as to whether there may be an interest by persons in purchasing such assets.  Additionally, the Company has not made any determination that, even if a ready market existed for such assets, the amount of proceeds which might be derived from their liquidation would be sufficient to satisfy all of the Company’s debts, liabilities and obligations (including those owed to the Note holders and employees of the Company) and to have sufficient excess proceeds to pay a liquidating distribution to the Company’s shareholders.  If such excess proceeds could be obtained, however, a significant portion of those proceeds would be paid to Nanodynamics ($139,163.23), Brian Zucker ($37,083.00) and John Leo ($128,693.98) as the holder of 64.49% of the Company’s capital stock.  As a result, the Board of Directors is unable to predict with any certainty whether the disinterested shareholders would achieve a better economic result through liquidation rather than a spinout.

Moreover, the Board of Directors believes that the Company should remain a going concern and maintain its assets and operations prior to the completion of any acquisition transaction.  The directors are unable to predict, however, whether liquidating sales of the Company’s assets (whether in one or multiple transactions) can be closed simultaneous with or even made contingent upon, the completion of an acquisition transaction as described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" AUTHORIZING THE SPIN OFF OF SGK NANOSTRUCTURES INC., AND THE TRANSFER OF ALL OF THE COMPANY’S ASSETS AND CERTAIN LIABILITIES TO SGK NANOSTRUCTURES INC.

DISSENTERS’ RIGHTS

The Company is incorporated under the laws of the State of New York, and New York law does not provide for dissenter’s rights for any of the proposals described above.  If the Company ultimately enters into an acquisition transaction involving a share exchange, however, any stockholder will be entitled to dissent from the transaction and obtain payment of the fair value of his or her shares, but only if his or her shares would be acquired in the share exchange.  Presently, the Company does not anticipate agreeing to any acquisition transaction involving a share exchange in which the shares of any shareholder will be acquired.

PROPOSAL V

REINCORPORATION IN NEVADA

General Information

The following questions and answers are intended to respond to frequently asked questions concerning the reincorporation of DK Investors in Nevada. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire information statement, as well as its appendices and the documents incorporated by reference.

Questions and Answers

Q:	Why is DK Investor reincorporating to Nevada?

A:
We believe that reincorporating in Nevada will save DK Investor money because of reduced annual fees and taxes. In addition, reincorporation in Nevada may also help us attract and retain qualified management by reducing the risk of lawsuits against DK Investor and our directors and limiting the personal liability of directors. For a more detailed discussion of why we think we should reincorporate, please turn to “Principal Reasons for Reincorporating in Nevada”

Q:	What vote is required to approve the reincorporation?

A:
The reincorporation must be approved by a majority of our outstanding Common Stock as of August 18, 2009. As of that date, there were 13,790,639 shares of Common Stock outstanding and each share is entitled to one vote.

Q:	How will the reincorporation affect the owners, officers, directors and employees of DK Investor?

A:
After the effective date of the reincorporation you will own the same class and the same percentage of the Company that you held prior to the reincorporation. Our officers, directors and employees will become the officers, directors and employees of the reincorporated company after the effective date of the reincorporation. We will continue our business at the same locations and with the same assets.

Q:	Do I need to exchange certificates of DK Investor, Inc. for certificates?

A:	No. Stockholders will not need to exchange their stock certificates. The current certificates will represent stock in DK Investor, Inc after the reincorporation.

Q:	Can I require DK Investor to purchase my stock?

A:
No. Under the NYBCL, you are not entitled to appraisal rights and purchase of your stock as a result of the reincorporation. For additional information about appraisal rights, please turn to “Dissenters Rights” on page 15.

Q:	Who will pay the costs of reincorporation?

A:
DK Investor, Inc. will pay all of the costs of reincorporation in Nevada, including distributing this information statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the reincorporation.

Reincorporation in Nevada

The reincorporation will be accomplished by filing a Certificate of Conversion with the State of New York and the State of Nevada, as well as Restated Articles of Incorporation with the State of Nevada.  On the effective date of the reincorporation:

	Our name will be changed to Resource Acquisition Group, Inc.

	Our business, assets, liabilities, net worth and headquarters will be unchanged.


Our directors, officers and employees will continue to serve the Company, however , as of August 18, 2009, Norman Fuchs, our Chairman of the Board has resigned,  and has become the CEO and director of our subsidiary, SGK Nanostructures.

	Our stockholders will remain unchanged.

	Our shares will continue to be quoted on the Over The Counter Bulletin Board under a new trading symbol.

Principal Reasons for Reincorporating in Nevada

Our board of directors believes that the best interests of DK Investor, Inc., and its stockholders will be served by changing our state of incorporation from New York to Nevada. The principal reason for the reincorporation is to save us money over the long term. The annual taxes and fees charged by the State of Nevada are significantly less than those charged by the State of New York. For the fiscal year ending December 31, 2008, we anticipate we will be required to pay approximately $600 to the State of New York. If we reincorporate in Nevada, our annual fees will be approximately $125 per year. This differential will become substantially greater if our assets grow.

In addition, reincorporation in Nevada may help us attract and retain qualified management by reducing the risk of lawsuits being filed against the Company and its directors. We believe that, in general, Nevada law provides greater protection to our directors and the Company than New York law. The increasing frequency of claims and litigation directed towards directors and officers has greatly expanded the risks facing directors and officers of public companies in exercising their duties. The amount of time and money required to respond to these claims and to defend this type of litigation can be substantial. New York law provides that every person becoming a director of a New York corporation consents to the personal jurisdiction of the New York courts in connection with any action concerning the corporation. Accordingly, a director can be personally sued in New York, even though the director has no other contacts with the state. Nevada law has no similar consent provisions and, accordingly, a plaintiff must show the minimum contacts generally required for a state to have jurisdiction over a non-resident director. Also, Nevada law allows a company and its officers and directors, if personally sued, to petition the court to order a plaintiff to post a bond to cover their costs of defense. This motion can be based upon lack of reasonable possibility that the complaint will benefit the Company or a lack of participation by the individual defendant in the conduct alleged.

Reincorporation in Nevada will also limit the personal liability of directors of the Company. New York law permits a corporation to adopt provisions limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. The certificate of incorporation of DK Investor, Inc. excludes director liability to the maximum extent allowed by New York law. Nevada law permits and we will adopt in our articles of incorporation, a broader exclusion of liability of both officers and directors to the Company and its stockholders, providing for an exclusion of all monetary damages for breach of fiduciary duty unless they arise from act or omissions which involve intentional misconduct, fraud, a knowing violation of law. The reincorporation will result in the elimination of any liability of an officer or director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud, or a knowing violation of law.

Operating the Company as a Nevada corporation will not interfere with, or differ substantially from, our present corporate activities. As a Nevada corporation, we will be governed by Nevada corporate law. Our board of directors believes that Nevada law constitutes a comprehensive, flexible legal structure under which to operate.

Federal Income Tax Consequences

We believe that, for federal income tax purposes:

	No gain or loss will be recognized by DK Investor or our stockholders because of the reincorporation;

	Each stockholder’s tax basis will remain unchanged; and


A stockholder who holds the DK Investor stock as a capital asset prior to reincorporation will include in the holding period for DK Investor stock after reincorporation the period during which the DK Investor stock was held.

We are not offering any opinions as to the state, local or foreign tax consequences of the reincorporation. This brief summary of the federal tax consequences of the reincorporation is for general information only. We urge stockholders to consult their own tax advisor as to these and any other tax consequences of the reincorporation.

Appraisal Rights

The reincorporation will be accomplished by filing a Certificate of Conversion with the State of New York and the State of Nevada, as well as Restated Articles of Incorporation with the State of Nevada.  Under the NYBCL, you are not entitled to appraisal rights and purchase of your stock as a result of the reincorporation.

Capitalization

Our authorized capital consists of 40,000,000 shares of Common Stock with a par value of $0.0001 per share, 13,790,639 shares of which are outstanding and 10,000,000 shares of preferred stock with a par value of $0.001 per share, none of which are outstanding. As a result of the reincorporation, our outstanding shares will remain unchanged.  The reincorporation will not affect our total stockholders’ equity or total capitalization.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the NYBCL, a vote by the holders of at least a majority of the voting shares is required to effect the Actions described herein. The Company's Articles of Incorporation do not authorize cumulative voting for this matter.

As of the Record Date, the Company had 13,790,639 shares entitled to vote. The consenting majority stockholders are the holders of 8,894,667 shares of the Company’s common stock, representing 64.49% of the total number of voting shares. Pursuant to NYBCL, Section 615, the consenting majority stockholders voted in favor of the Actions described herein in a written consent, dated August 18, 2009.   Since the Actions have been approved by the majority stockholders, no proxies are being with this information statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our Common Stock beneficially owned on August 18, 2009, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

Unless otherwise indicated, each person in the table will have sole voting and investment with respect to the shares shown. The following table assumes a total of 13,790,639 shares of our Common Stock outstanding as of August 18, 2009.

Ownership of Common Stock

Name and Position(s)	Title of Class	Common Stock Beneficially Owned	Percentage Ownership (2)

John C. Leo (1),
President, Chief Executive	Common Stock	8,894,667	64.49%
Officer, Secretary, Treasurer and Director

Norman Fuchs (1)	Common Stock	1,029,167	7.46%
Chairman

Lawrence Goldstein (1)	Common Stock	1,108,333	8.03%

Philip F. Palmedo (1)	Common Stock	1,108,333	8.03%

All directors and executive	Common Stock	9,923,834	71.95%
Officers as a group (2 persons)

 DISSENTER’S RIGHTS OF APPRAISAL

 The stockholders have no dissenter’s right under NYBCL, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this information statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by us with the Securities and Exchange Commission and contain important information about us and our finances, are incorporated into this Information Statement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 31, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The reports incorporated by reference into this Information Statement are being delivered our stockholders along with this Information Statement.

EFFECTIVE DATE OF THE ACTIONS

        Pursuant to Rule 14c-2 under the Exchange Act, the Actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September 22, 2009.

By Order of the Board of Directors

/s/ John C. Leo
John C. Leo
President